Exhibit 8.1

List of Subsidiaries as of February 10, 2023

Globant España S.A. (sociedad unipersonal)	Spain	100% Globant S.A.
Software Product Creation S.L.	Spain	48.76% Globant España S.A. (sociedad unipersonal)
51.24% Globant S.A.
Walmeric Soluciones S.L.	Spain	85.99% Software Product Creation S.L.
Sports Reinvention Entertainment Group S.L.	Spain	51% Software Product Creation S.L.
La Liga Content Protection S.L.	Spain	75.004% Sports Reinvention Entertainment Group S.L.
Augmented Coding Spain S.A.	Spain	100% Globant S.A.
IAFH Investments España S.L.	Spain	100% Globant España S.A. (sociedad unipersonal)
Globant France S.A.S.	France	100% Globant S.A.
Sysdata S.p.A.	Italy	100% Globant España S.A. (sociedad unipersonal)
Globant UK Ltd. (f.k.a. Sistemas UK Ltd.)	England & Wales	100% Globant España S.A. (sociedad unipersonal)
Cloudshiftgroup Ltd.	England & Wales	100% Globant UK Ltd.
The Hansen Partnership Ltd.	England & Wales	100% Globant España S.A. (sociedad unipersonal)
Vertic A/S	Denmark	100% Globant España S.A. (sociedad unipersonal)
VHCG ApS	Denmark	100% Vertic A/S
Globant Poland Sp. Z.O.O.	Poland	100% Globant España S.A. (sociedad unipersonal)
Globant Bel LLC	Belarus	99.999940% Globant España S.A. (sociedad unipersonal)
0.000060% Software Product Creation S.L.
Commerce Lab LLC	Belarus	100% eWave Holdings Pty. Ltd.
Globant IT Romania S.R.L. (f.k.a. Small Footprint S.R.L.)	Romania	100% Globant España S.A. (sociedad unipersonal)
eWave Bulgaria Ltd.	Bulgaria	100% eWave Holdings Pty. Ltd.
eWave Ukraine Ltd.	Ukraine	100% eWave Holdings Pty. Ltd.
Globant India Pvt. Ltd.	India	99.99% Globant España S.A. (sociedad unipersonal)
0.01% Software Product Creation S.L.
Hansen Techsol Pvt. Ltd.	India	99.99% The Hansen Partnership Ltd.
0.01% Software Product Creation S.L.
Globant Arabia Limited	Saudi Arabia	100% Globant España S.A. (sociedad unipersonal)
Software Product Creation S.L. - Dubai Branch	Dubai	Branch of Software Product Creation S.L.
Globant Singapore Pte. Ltd.	Singapore	100% Globant España S.A. (sociedad unipersonal)
Zhongshan Yi Wei Technologies Limited	China	100% eWave Holdings Pty. Ltd.
eWave Limited	Hong Kong	100% eWave Holdings Pty. Ltd.
eWave Contracting Services (HK) Limited	Hong Kong	100% eWave Holdings Pty. Ltd.

eWave Holdings Pty. Ltd.	Australia	100% IAFH Investments España S.L.
Nasko Trading Pty. Ltd.	Australia	100% eWave Holdings Pty. Ltd.
Globant Germany GmbH	Germany	100% Globant S.A.
Hansen Consulting B.V.	Netherlands	100% Globant España S.A. (sociedad unipersonal)
Globant, LLC	USA	100% Globant España S.A. (sociedad unipersonal)
Globant IT Services Corp.	USA	100% Globant, LLC
Grupo Assa Corp.	USA	100% Globant España S.A. (sociedad unipersonal)
Augmented Coding US, LLC	USA	100% Augmented Coding Spain S.A.
Genexus International Corp.	USA	100% Genexus S.A.
Vertic Inc.	USA	100% Vertic A/S
Globant Canada Corp.	Canada	100% Globant España S.A. (sociedad unipersonal)
IAFH Globant IT México S. de R.L. de C.V. (f.k.a. Global Systems Outsourcing S. de R. L. de C.V.)	Mexico	99.9977% Globant España S.A. (sociedad unipersonal)
00.0023% IAFH Global S.A.
GASA México Consultoría y Servicios S.A de C.V.	Mexico	99.80% Globant España S.A.
0.20% IAFH Global S.A.
Grupo Assa México Soluciones Informáticas S.A. de C.V.	Mexico	99.99955% Globant España S.A. (sociedad unipersonal)
0.00045% IAFH Global S.A.
Advanced Research & Technology, S.A. de C.V.	Mexico	98% Globant España S.A. (sociedad unipersonal)
2% Software Product Creation S.L.
Appcentral S.A.P.I. de C.V.	Mexico	35% Advanced Research & Technology, S.A. de C.V.
Agencia KTBO, S.A. de C.V.	Mexico	99.05951% Globant España S.A. (sociedad unipersonal)
00.94049% Software Product Creation S.L.
Contenidos Digitales KTBO, S.C.	Mexico	95% Globant España S.A. (sociedad unipersonal)
5% Software Product Creation S.L.
Adbid Latam MX S.A. de C.V.	Mexico	99.998% Globant España S.A. (sociedad unipersonal)
00.002% Software Product Creation S.L.
Sistemas Colombia S.A.S.	Colombia	99.99997% Globant España S.A. (sociedad unipersonal)
00.00003% Software Product Creation S.L.
Avanxo Colombia	Colombia	Branch of Globant España S.A. (sociedad unipersonal)
Globant Colombia S.A.S.	Colombia	99,99% Globant España S.A. (sociedad unipersonal)
0.01% Software Product Creation S.L.
Agencia KTBO S.A.S.	Colombia	100% Globant España S.A. (sociedad unipersonal)
Adbid Latinoamerica S.A.S.	Colombia	100% Globant España S.A. (sociedad unipersonal)
Procesalab S.A.S.	Colombia	100% Globant España S.A. (sociedad unipersonal)
Globant Peru S.A.C.	Peru	96.81% Globant España S.A. (sociedad unipersonal)
3.19% Software Product Creation S.L.
Agencia KTBO S.A.C.	Peru	94% Globant España S.A. (sociedad unipersonal
6% Software Product Creation S.L.
Sistemas Globales Costa Rica Limitada	Costa Rica	90% Globant España S.A. (sociedad unipersonal)
10% Software Product Creation S.L.
Globant-Ecuador S.A.S.	Ecuador	100% Globant España S.A. (sociedad unipersonal)

Sistemas Globales Chile Asesorías S.p.A.	Chile	95.183411% Globant España S.A. (sociedad unipersonal)
4.816589% Software Product Creation S.L.
Agencia KTBO Chile S.p.A.	Chile	100% Globant España S.A. (sociedad unipersonal)
Globant Brasil Consultoria Ltda.	Brazil	100% Globant España S.A. (sociedad unipersonal)
IBS Integrated Business Solutions Consultoria Ltda.	Brazil	100% Globant España S.A. (sociedad unipersonal)
Global Digital Business Solutions em Tecnologia Ltda.	Brazil	100% IBS Integrated Business Solutions Consultoria Ltda.
Artech Informática Do Brasil Ltda.	Brazil	100% Globant España S.A. (sociedad unipersonal)
Newtech Informática Ltda.	Brazil	100% Globant España S.A. (sociedad unipersonal)
Nescara Ltda.	Brazil	100% Globant Brasil Consultoria Ltda.
Agência KTBO Brasil Comunicações Digitais Ltda.	Brazil	100% Globant España S.A. (sociedad unipersonal)
Sistemas Globales Uruguay S.A.	Uruguay	100% Globant España S.A. (sociedad unipersonal)
Difier S.A.	Uruguay	100% Globant España S.A. (sociedad unipersonal)
Genexus S.A.	Uruguay	100% Globant España S.A. (sociedad unipersonal)
Kurfur S.A.	Uruguay	100% Genexus S.A.
IAFH Global S.A.	Argentina	68.57608% Globant España S.A. (sociedad unipersonal)
31.42392% Software Product Creation S.L.
Sistemas Globales S.A.	Argentina	90.07% Globant España S.A. (sociedad unipersonal)
9.93% Software Product Creation S.L.
Globers S.A.	Argentina	78.062% IAFH Global S.A.
21.938% Sistemas Globales S.A.
Dynaflows S.A.	Argentina	65.67604% Sistemas Globales S.A.
34.32396% Globant España S.A. (sociedad unipersonal)
BSF S.A.	Argentina	99.994483% Globant España S.A. (sociedad unipersonal)
00.00551699% Software Product Creation S.L.
Decision Support S.A.	Argentina	98.79% Globant España S.A. (sociedad unipersonal)
1.21% Software Product Creation S.L.
Atix Labs S.R.L.	Argentina	97.13747% Globant España S.A (sociedad unipersonal)
2.86253% Software Product Creation S.L.
KTBO S.A.	Argentina	95% Globant España S.A. (sociedad unipersonal)
5% Software Product Creation S.L.